Exhibit 10.11
MED-LINK USA, INC. 69 Mall Drive Commack, NY 11725
May 5, 2003
Vested Health Care
Kevin Mannix
5 Rodeo Drive
Syosset, NY 11791

Dear Mr. Mannix:

Consider the following as a letter of understanding between Med-Link USA, Inc. and Vested Health Care that holds a licensing agreement with Avreo, Inc. Whereby Vested Health Care will grant the Med-Link VPN authorization to offer to its clients the Avreo Radiology Workflow Software that allows for the reading of MRI's and cat scans digitially.

The initial targets for this initiative will be New Island Hospital of Bethpage, New York, clients of Med-Link USA, Inc. and any other diagnostic centers in the New York area. Med-Link USA, Inc. and Vested Health Care will work together to mutually define agreed upon terms and conditions of the transactions including compensation.
Very truly yours, __________________________ Michael Carvo President Med-Link USA, Inc.
ACCEPTED AND APPROVED BY: Vested Health Care By: ___________________________ Kevin Mannix President